                                                                  EXHIBIT (a)(8)

                        WRITTEN INSTRUMENT AMENDING THE
                             AMENDED AND RESTATED
                      AGREEMENT AND DECLARATION OF TRUST
                            OF PACIFIC SELECT FUND


     RESOLVED, that the undersigned, being a majority of the Trustees of Pacific Select Fund, a Massachusetts business trust (the "Trust"), acting pursuant to
Section 6.2 of the Amended and Restated Agreement and Declaration of Trust, dated October 28, 1999 and amended on April 28, 2000, August 14, 2000, August 25, 2000, December 27, 2000 and October 8, 2001 ("Declaration of Trust"), and having heretofore divided the shares of beneficial interest of the Trust in thirty three separate Series (the "Series"), hereby amend the Declaration of Trust by designating and establishing two additional Series to be known as the "Equity Income Portfolio" and "Research Portfolio", such new Series to have the relative rights and preferences set forth in Subsections (a) through (e) of
Section 6.2 of the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day 10th of October 2001.


/s/ Thomas C. Sutton                /s/ Lucie H. Moore
----------------------------        ---------------------------------
Thomas C. Sutton                    Lucie H. Moore
Trustee                             Trustee


/s/ Richard L. Nelson               /s/ Alan Richards
----------------------------        ---------------------------------
Richard L. Nelson                   Alan Richards
Trustee                             Trustee


/s/ Lyman W. Porter
----------------------------
Lyman W. Porter
Trustee
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                            PRESIDENT'S CERTIFICATE


     The undersigned, being the duly appointed, qualified and active President of Pacific Select Fund (the "Trust"), hereby certifies that Section 6.2 of the Trust's Amended and Restated Agreement and Declaration of Trust dated October 28, 1999 and amended on April 28, 2000, August 14, 2000, August 25, 2000,
December 27, 2000 and October 8, 2001 (the "Declaration of Trust") has been duly amended in accordance with the provisions of Section 11.4 of the Declaration of Trust.



Date: October 10, 2001   /s/ Glenn S. Schafer
                         --------------------------------------
                         Glenn S. Schafer
                         President